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                                    April 20, 2000

Equinix, Inc.
901 Marshall Street
Redwood City, CA 94063

Ladies and Gentlemen:

     We have acted as special New York counsel to Equinix, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $200,000,000 aggregate principal amount of its 13% Senior Notes due 2007 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for its existing 13% Senior Notes due 2007 (the "Old Notes"), as described in the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-4 (as amended or supplemented, the "Registration Statement"), to be filed with the Securities and Exchange Commission. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of December 1, 1999 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee.

     In arriving at the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, agreements and other matters as we have deemed necessary or advisable for the purposes of rendering this opinion.

     In such examination, we have assumed, without independent investigation,
(i) the genuineness of all signatures; (ii) the legal capacity of all individuals who have executed any of the documents reviewed by us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to executed documents of all unexecuted copies submitted to us; and (v) the authenticity of, and the conformity to original documents of, all documents submitted to us as certified or photocopied copies. In addition, we have relied upon the opinion of Gunderson, Dettmer, Stough, Villeneuve, Franklin & Hachigian, LLP, corporate and securities counsel to the Company, rendered December 1, 1999 in connection with the issuance of the Old Notes stating that
(i) the Company has taken all necessary action, corporate and otherwise, to authorize the issuance and delivery of the Exchange Notes; (ii) the Company has the power, corporate and otherwise, to issue and deliver the Exchange Notes; and
(iii) the Exchange Notes have been duly executed and delivered. The opinions expressed herein are subject in all respects to the assumptions, limitations and qualifications expressed therein. As to certain factual matters material to our opinion, we have relied upon oral statements, written information and certificates of officials and representatives of the Company and others, and we have not independently verified the accuracy of the statements contained therein.
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Equinix, Inc.
April 20, 2000

     Based on the foregoing, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, we are of the opinion that the Exchange Notes, when authenticated, issued and delivered in exchange for the Old Notes in accordance with the terms of the Indenture and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York as in effect on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ Dewey Ballantine LLP

                                    Dewey Ballantine LLP
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